                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of National-Oilwell, Inc. of our report dated August 19, 1999 with respect to the supplemental consolidated financial statements of National-Oilwell, Inc. included in this Current Report (Form 8-K) dated August 24, 1999.


Form                               Description
----                               -----------
 S-8      Stock Award and Long Term Incentive Plan, Value Appreciation and
          Incentive Plan A and Value Appreciation and Incentive Plan B (No.
          333-15859)

 S-8      National-Oilwell Retirement and Thrift Plan (No. 333-36359)

 S-8      Post Effective Amendment No. 3 to the Registration Statement on Form
          S-4 filed on Form S-8 pertaining to the Dreco Energy Services Ltd.
          Amended and Restated 1989 Employee Incentive Stock Option Plan, as amended, and Employment and Compensation Arrangements Pursuant to Private Stock Option Agreements (No. 333-21191)

 S-3 Post Effective Amendment No. 3 to Form S-4 filed on Form S-3 pertaining to the offer to exchange $150,000,000 of 6 7/8% senior notes due 2005 for $150,000,000 of 6 7/8% senior notes due 2005, Series B. (No. 333-53717)

S-3       Registration of 3,000,000 shares of common stock issued to Westburne
          Inc. (No. 333-72509)



                                            /s/ ERNST & YOUNG LLP

Houston, Texas
August 19, 1999